UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2010
TeamStaff, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Executive Drive
Somerset, NJ	08873

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 523-9897

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 18, 2010, Karl W. Dieckmann, Vice Chairman of the Board of Directors of TeamStaff, Inc. (the “Company”) and a Class II director, notified the Company of his intention to not stand for reelection at the Company’s next annual meeting of stockholders. The Company did not announce any plans to replace Mr. Dieckmann on the Board of Directors at this juncture.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
TeamStaff, Inc.
By: /s/ Cheryl Presuto
Name: Cheryl Presuto
Title: Chief Financial Officer
Date: March 23, 2010